Exhibit 10.3

PRECISION OPTICS CORPORATION, INC.

2011 DEFERRED COMPENSATION PLAN

Adopted by the Board on October 13, 2011

1.             ESTABLISHMENT AND PURPOSE

The Plan was adopted by the Board of Directors (the “Board”) of Precision Optics Corporation, Inc. (the “Company”) on October 13, 2011 and shall be effective as of the date of the initial offering of stock to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission (the “Effective Date”). The purpose of the Plan is to provide compensation to the Named Individuals (as defined below) that was deferred in accordance with a contractual cost restructuring that took place following the Company’s entrance into a purchase agreement with certain accredited investors on June 25, 2008 and subsequent amendments thereto, whereby the Company sold an aggregate of $600,000 of 10% senior secured convertible notes.

2.             ELIGIBILITY

Richard E. Forkey, Joseph N. Forkey, and Joel R. Pitlor are eligible as participants in this Plan to the extent they have earned deferred compensation prior to the Effective Date (the “Named Individuals”).

3.             ADMINISTRATION

The Plan shall be administered by the Board.

4.             DEFERRED COMPENSATION

Pursuant to the Compensation Agreements entered into between the Company and each Named Individual on December 3, 2010 and as amended on October 13, 2011 (the “Compensation Agreements”), disbursements under the Plan will occur pursuant to the terms and conditions set forth in the Compensation Agreements.

5.             LIMITS ON SHARES ISSUED UNDER THE PLAN

The number of shares of the Company’s common stock available for issuance in satisfaction of the Plan shall be 245,326.

6.             ADJUSTMENTS WITH RESPECT TO STOCK

In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Board shall make appropriate adjustments to the maximum number of shares specified in Section 5 that may be delivered under the Plan, and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to the Plan then outstanding or subsequently granted, and any other provision of the shares affected by such change.

7.             TERMINATION

Once the Company’s obligations are met pursuant to the Compensation Agreements, the Company cannot issue further shares under this Plan.

8.             GOVERNING LAW

This Plan, and all actions taken thereunder, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to the conflict of law principles.